HAM,                                               11550 fuqua, Suite 475
 LANGSTROM                                         Houston, TX 770034
   BREZINA, L.L.P.                                 Bus: 281/481-1040
Certified Public Accountants                       Fax: 281/481-8485
______________________________________________________________________________



August 23, 1999

Securities and Exchange Commission
Washington, D. C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Computerize Thermal Imaging, Inc. and under the date October 26, 1998 we reported on the consolidated financial statements of Computerized Thermal Imaging, Inc. as of June 30, 1998 and 1997 and for the years then ended. On August 17, 1999 our appointment as principal accountants was terminated. We have read Computerized Thermal Imaging, Inc.'s statements included under Item 4 of its 8-K dated August 23, 1999. We agree with such statements, except that we are not in a position to agree or disagree with Computerized Thermal Imaging, Inc.'s statement that the change was recommended by the Company's board of directors.


Very truly yours,


/s/ Ham, Langstron & Brezina, L.L.P.

Ham, Langstrom & Brezina, L.L.P.